THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 (Millions of Dollars, Except Per Share Amounts,
                            and Thousands of Shares)


                                                                    Three Months Ended         Six Months Ended
                                                                         June 30,                  June 30,
                                                                  ----------------------    ---------------------
                                                                     1999        1998         1999         1998
                                                                  ---------   ----------    ---------   ---------
                                                                        (Unaudited)               (Unaudited)
BASIC EARNINGS PER SHARE
------------------------

   Net earnings...............................................    $    93.3   $     94.6    $   227.8   $   217.5
   Dividends on preferred stock...............................           .1          1.6           .2         5.9
                                                                  ---------   ----------    ---------   ---------
   Net earnings available to common stockholders..............    $    93.2   $     93.0    $   227.6   $   211.6
                                                                  =========   ==========    =========   =========

Average number of common shares outstanding...................      212,864      212,113      212,647     212,000
Average number of Class A common shares outstanding...........          350          360          351         362
                                                                  ---------   ----------    ---------   ---------
                                                                    213,214      212,473      212,998     212,362
                                                                  =========   ==========    =========   =========

Basic earnings per share:
   From continuing operations.................................    $     .44   $      .42    $    1.07   $     .99
   Discontinued operations....................................            -          .02            -         .01
                                                                  ---------   ----------    ---------   ---------
   Net basic earnings per share...............................    $     .44   $      .44    $    1.07   $    1.00
                                                                  =========   ==========    =========   =========


DILUTED EARNINGS PER SHARE
--------------------------

   Net earnings used in calculating basic earnings per share..    $    93.2   $     93.0    $   227.6   $   211.6
   Dividends applicable to dilutive preferred stock:
      Series A................................................            -            -            -           -
      Series B................................................           .1           .1           .1          .1
      Series C................................................            -            -           .1          .1
                                                                  ---------   ----------    ---------   ---------
   Income available to common shareholders plus
      assumed conversions.....................................    $    93.3   $     93.1    $   227.8   $   211.8
                                                                  =========   ==========    =========   =========

Average number of shares used in calculating basic earnings
   per share..................................................      213,214      212,473      212,998     212,362
Effect of dilutive securities:
   Options....................................................        2,693        2,484        2,368       2,300
   Series A, B and C preferred stock..........................        1,243        1,333        1,258       1,343
                                                                  ---------   ----------    ---------   ---------
                                                                    217,150      216,290      216,624     216,005
                                                                  =========   ==========    =========   =========

Diluted earnings per share:
   From continuing operations.................................    $     .43   $      .42    $    1.05   $     .98
   Discontinued operations....................................            -          .01            -           -
                                                                  ---------   ----------    ---------   ---------
   Net diluted earnings per share.............................    $     .43   $      .43    $    1.05   $     .98
                                                                  =========   ==========    =========   =========


------------------------------------

     Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-dilutive.